SCHEDULE 14A
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Horizon Technology Finance Corporation
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Horizon Technology Finance Corporation
76 Batterson Park Road
Farmington, CT 06032

          , 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Horizon Technology Finance Corporation (the “Company”) to be held on May 5, 2011 at 10:00 AM, Eastern Time, at The Farmington Inn & Suites, located at 827 Farmington Avenue, Farmington, Connecticut 06032.

The Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors of the Company accompanying this letter provide an outline of the business to be conducted at our Annual Meeting of Stockholders. At the meeting, you will be asked to: (1) elect two directors of the Company, (2) ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 and (3) approve a proposal to authorize flexibility for us, with approval of our Board of Directors, to sell shares of our common stock at a price below the then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the Proxy Statement.

It is very important that your shares be represented at the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet. We encourage you to vote via the Internet, as it saves us significant time and processing costs. To vote via the Internet, access www.proxyvote.com and follow the on-screen instructions. Have your proxy card available when you access the web page. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

Robert D. Pomeroy, Jr.
Chief Executive Officer

HORIZON TECHNOLOGY FINANCE CORPORATION
76 Batterson Park Road
Farmington, Connecticut 06032
(860) 676-8654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2011

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Horizon Technology Finance Corporation (the “Company”) that:

The 2011 Annual Meeting of Stockholders of the Company will be held at The Farmington Inn & Suites, located at 827 Farmington Avenue, Farmington, Connecticut 06032, on May 5, 2011 at 10:00 AM, Eastern Time, for the following purposes:

1. To elect two Class I directors of the Company who will each serve for a term of three years or until his or her successor is duly elected and qualified;

2. To ratify the selection of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

3. To consider and vote upon a proposal to authorize flexibility for us, with the approval of our Board of Directors, to sell shares of our common stock (during the next 12 months) at a price below the then current net asset value per share, subject to certain limitations described in this Proxy Statement; and

4. To transact such other business as may properly come before the Annual Meeting.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a stockholder of record at the close of business on March 18, 2011. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet. Instructions are shown on the proxy card.

We have enclosed our Annual Report on Form 10-K for the year ended December 31, 2010, Proxy Statement and a proxy card. Please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via the Internet. Your vote is extremely important to us. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

By Order of the Board of Directors,

John C. Bombara
Secretary

Farmington, Connecticut
          , 2011

This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically via the Internet. Please see the Proxy Statement and the enclosed proxy card for details about electronic voting. Even if you vote your shares prior to the Meeting, you still may attend the Meeting and vote your shares in person if you wish to change your vote.

HORIZON TECHNOLOGY FINANCE CORPORATION
76 Batterson Park Road
Farmington, Connecticut 06032
(860) 676-8654

PROXY STATEMENT
For
2011 Annual Meeting of Stockholders
To Be Held on May 5, 2011

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at 860-676-8654.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Horizon Technology Finance Corporation (the “Company,” “we,” “us” or “our”) for use at our 2011 Annual Meeting of Stockholders (the “Meeting”) to be held on May 5, 2011 at 10:00 AM, Eastern Time, at The Farmington Inn & Suites, 827 Farmington Avenue, Farmington, Connecticut 06032, and at any postponements or adjournments thereof. This Proxy Statement, along with the Notice of Meeting and proxy card, and the Company’s Annual Report for the year ended December 31, 2010 are being mailed to stockholders of the Company (the “Stockholders”) of record as of March 18, 2011 on or about April 1, 2011.

We encourage you to vote your shares, either by voting in person at the Meeting or by voting by proxy (i.e., authorizing someone to vote your shares). Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.

You may revoke your vote on the Internet or on a proxy card at any time before it is exercised by resubmitting your vote on the Internet, notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Any Stockholder entitled to vote at the Meeting may attend the Meeting and vote in person, whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.

You will be eligible to vote your shares electronically via the Internet or by mail.

Purpose of Meeting

As described in more detail in this Proxy Statement, the Meeting is being held for the following purposes:

1. To elect two Class I directors of the Board who will each serve for a term of three years or until his or her successor is duly elected and qualified;

2. To vote on a proposal to ratify the selection of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

3. To consider and vote upon a proposal to authorize flexibility for the Company, with the approval of its Board, to sell shares of its common stock (during the next 12 months) at a price below the then current net asset value per share, subject to certain limitations described in this Proxy Statement; and

4. To transact such other business as may properly come before the Meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a Stockholder of record at the close of business on March 18, 2011 (the “Record Date”). There were 7,593,422 shares of the Company’s common stock (the “Common Stock”) outstanding on the Record Date. Each share of the Common Stock is entitled to one vote.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of more than one-half of the voting power of all outstanding shares of stock of the Company outstanding on the Record Date will constitute a quorum. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder, and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals), will be treated as shares present for quorum purposes. If there are not enough votes for a quorum, the holders of a majority of the voting power present at the Meeting, in person or by proxy, may adjourn the Meeting to permit the further solicitation of proxies.

Votes Required

Election of Director

The election of a director requires a plurality of the votes cast at the Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because a director is elected by a plurality of the votes cast at the Meeting, votes to withhold authority, or no votes, will have the effect of a vote against the nominee. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Ratification of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Authorization to offer and sell shares of Common Stock below Net Asset Value

Approval of Proposal 3 requires the affirmative vote of the Stockholders holding (1) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting that are not held by affiliated persons of us. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding voting securities of a company” as: (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of such company, whichever is less. Abstentions will have the effect of a vote against this proposal.

Broker Non-votes

Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the Meeting. Proposals 1 and 3 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposals 1 and 3. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself in accordance with the voting instructions on the proxy card, by returning a proxy card or by other arrangement with your broker or nominee, your shares will have the effect of a vote against Proposals 1 and 3.

Proposal 2 is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with proxy instructions, either by voting in accordance with the voting instructions on the proxy card, by returning a proxy card or by other arrangement with your broker or nominee, your broker or nominee will be able to vote your shares for you on this routine matter.

Adjournment and Additional Solicitation.  If there appear not to be enough votes to approve the proposals at the Meeting, the Stockholders who are represented in person or by proxy may vote to adjourn the Meeting to permit further solicitation of proxies. Robert D. Pomeroy, Jr. or Christopher M. Mathieu are the persons named as proxies and will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

A Stockholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing this Proxy Statement, Notice of Annual Meeting, proxy card and Annual Report. The Company intends to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. If brokers, trustees, or fiduciaries and other institutions holding shares in their own names or in the names of their nominee, which shares are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company, officers or employees of Horizon Technology Finance Management LLC, which we sometimes refer to as HTFM, the Company’s investment advisor (the “Advisor” and “Administrator”) and/or by a retained solicitor. No additional compensation will be paid to directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it will pay approximately $15,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm.

Stockholders may provide their voting instructions through the Internet or by mail by following the instructions on the proxy card. These options require Stockholders to input the Control Number, which is provided with the proxy card. If you vote using the Internet, after visiting www.proxyvote.com and inputting your Control Number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, also will receive an e-mail confirming their instructions upon request.

If a Stockholder wishes to participate in the Meeting, but does not wish to give a proxy by Internet or mail, the Stockholder may attend the Meeting in person.

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by obtaining and properly completing another proxy card that is dated later than the original proxy and returning it, by mail, in time to be received before the Meeting, by attending the Meeting or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Meeting.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, no person would be deemed to control us, as such term is defined in the 1940 Act.

Our directors consist of interested directors and independent directors. Interested directors are “interested persons” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”).

The following table sets forth, as of March 17, 2011, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote 5 percent or more of our outstanding Common Stock and all executive officers and directors, as a group.

			Percentage of
			Common
		Shares	Stock
Name and Address	Type of ownership	Owned	Outstanding

Principal Stockholders
Compass Horizon Partners, LP(1)	Record/Beneficial	1,277,016	16.8%
HTF-CHF Holdings LLC(2)	Record/Beneficial	47,574	*
Silver Capital Management LLC(3)	Record/Beneficial	453,757	6.0
Brown Advisory Holdings Incorporated(4)	Record/Beneficial	393,065	5.2
Independent Directors
James J. Bottiglieri(5)	N/A	—	—
Edmund V. Mahoney(5)	N/A	—	—
Brett N. Silvers(5)	N/A	—	—
Christopher B. Woodward(5)	Record/Beneficial	2,537	*
Interested directors
Robert D. Pomeroy, Jr.(2)(5)	N/A	—	*
Gerald A. Michaud(2)(5)	N/A	—	*
David P. Swanson(5)	N/A	—	—
Executive officers
Christopher M. Mathieu(2)(5)	N/A	—	*
John C. Bombara(2)(5)	N/A	—	*
Daniel S. Devorsetz(2)(5)	N/A	—	*
All directors and executive officers as a group (10 persons)	Record/Beneficial	50,111	* %

(1)	Concorde Horizon Holdings LP is the limited partner of Compass Horizon Partners, LP and Navco Management, Ltd is the general partner. Concorde Horizon Holdings LP and Navco Management, Ltd. are controlled by The Kattegat Trust, a Bermudian charitable trust, the trustee of which is Kattegat Private Trustees (Bermuda) Limited, a Bermudian trust company with its principal offices at 2 Reid Street, Hamilton HM 11, Bermuda.

(2)	Messrs. Pomeroy, Michaud, Mathieu, Bombara and Devorsetz each own 33%, 33%, 15.5%, 9.3% and 6.2% of HTF-CHF Holdings LLC, respectively. The address for HTF-CHF Holdings LLC is 76 Batterson Park Road, Farmington, Connecticut 06032.

(3)	Based upon information contained in the Schedule 13G/A filed February 14, 2011. Pursuant to the Schedule 13G/A, such securities are held by certain private funds managed by Silver Capital Management LLC. The address for Silver Capital Management LLC is 767 Third Avenue, 32nd Floor, New York, New York 10017.

(4)	Based upon information contained in the Schedule 13G filed March 10, 2011. Pursuant to the Schedule 13G, such securities are owned by investment companies and other managed accounts of direct/indirect subsidiaries of Brown Advisory Holdings Incorporated. The address for Brown Advisory Holdings Incorporated is 901 South Bond Street, Ste. 400, Baltimore, MD 21231.

(5)	The address for each executive officer and director is c/o Horizon Technology Finance Management LLC, 76 Batterson Park Road, Farmington, Connecticut 06032.

*	Less than 1 percent.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors and executive officers, and any persons holding more than 10% of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and executive officers, the Company believes that during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Dollar Range of Securities Beneficially Owned by Directors

The following table sets forth the dollar range of our Common Stock beneficially owned by each of our directors as of April 1, 2011. Information as to the beneficial ownership of our directors is based on information furnished to the Company by such persons. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Dollar Range of Common Stock
Directors of the Company	of the Company(1)

Independent Directors
James J. Bottiglieri	None
Edmund V. Mahoney	None
Brett N. Silvers	None
Christopher B. Woodward	$10,001-$50,000
Interested Directors
Robert D. Pomeroy, Jr.	$100,001-$500,000(2)
Gerald A. Michaud	$100,001-$500,000(2)
David P. Swanson	None

(1)	Dollar ranges are as follows: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000 or over $1,000,000.

(2)	Reflects holdings of HTF-CHF Holdings LLC.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board currently has seven members. Directors are divided into three classes and have initial terms of one, two and three years, respectively. At each annual meeting of our Stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following their year of election. After this election, the terms of Class I, II and III will expire at the annual meeting of the Company to be held in 2012, 2013 and 2014, respectively. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified.

A Stockholder can vote for, or withhold his or her vote from, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that either nominee will be unable or unwilling to serve.

THE BOARD OF DIRECTORS, INCLUDING ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information About the Nominees and Directors

Certain information with respect to the Class I nominees for election at the Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company. The nominees for Class I directors currently serve as directors of the Company.

Mr. David P. Swanson and Mr. James J. Bottiglieri each has been nominated for election as a Class I director for a three-year term expiring in 2014. Neither Mr. David P. Swanson nor Mr. James J. Bottiglieri is being proposed for election pursuant to any agreement or understanding between either Mr. David P. Swanson or Mr. James J. Bottiglieri and the Company.

Nominees for Class I Directors

Other
Directorships
Held by Director
			Principal	or Nominee for
		Term of Office	Occupation(s)	Director
	Position(s) Held	and Length of	During the Past	During the
Name, Address and Age(1)	with Company	Time Served	5 Years	Past 5 Years(2)

Interested Director
David P. Swanson (37)(3)	Director	Class I Director since March 2010; Term Expires 2011	Partner in Compass Group Management LLC since December 2005 and has been with Compass Group Management LLC and its affiliates since August 2001, serving as a Vice President from August 2001 to December 2003 and a Principal from December 2003 to December 2005.	Member of the board of directors of AFM Holding Corporation and Liberty Safe Holding Corporation.

Other
Directorships
Held by Director
			Principal	or Nominee for
		Term of Office	Occupation(s)	Director
	Position(s) Held	and Length of	During the Past	During the
Name, Address and Age(1)	with Company	Time Served	5 Years	Past 5 Years(2)

Independent Director
James J. Bottiglieri(55)	Director	Class I Director since July 2010; Term Expires 2011	Director of Compass Group Diversified Holdings LLC (“CODI”) since December 2005, as well as its chief financial officer since its inception in November 2005. Mr. Bottiglieri has also been an executive vice president of CODI’s external manager since 2005. Mr. Bottiglieri serves as a director for a majority of CODI’s subsidiary companies.	Member of board of directors of CODI, Advanced Circuits, Inc., American Furniture Manufacturing, Inc., Anodyne Medical Device, Inc., The Ergo Baby Carrier, Inc., Fox Factory, Inc. and Halo Branded Solutions, Inc.

Class II Directors (continuing directors not up for re-election at the Meeting)

Other
Directorships
Held by Director
			Principal	or Nominee for
		Term of Office	Occupation(s)	Director
	Position(s) Held	and Length of	During the Past	During the
Name, Address and Age(1)	with Company	Time Served	5 Years	Past 5 Years(2)

Interested Director
Gerald A. Michaud (58)(3)	Director, President	Class II Director since March 2010; Term Expires 2012	President of the Company since March 2010 and Director of the Company since March 2010 and Managing Member and President of the Company’s Advisor since May 2003.	None.
Independent Directors
Edmund V. Mahoney(59)	Director	Class II Director since July 2010; Term Expires 2012	Vice President, Investments (Chief Investment Officer) of Vantis Life Insurance Company since September 2009. Senior Vice President, Compliance of Hartford Investment Management Company, an investment adviser registered with the U.S. Securities and Exchange Commission, from 1994 through 2009.	None.

Other
Directorships
Held by Director
			Principal	or Nominee for
		Term of Office	Occupation(s)	Director
	Position(s) Held	and Length of	During the Past	During the
Name, Address and Age(1)	with Company	Time Served	5 Years	Past 5 Years(2)

Brett N. Silvers(55)	Director	Class II Director since July 2010; Term Expires 2012	President and Chief Executive Officer of WorldBusiness Capital, Inc., a commercial finance company that makes flexible long-term loans to businesses with operations and expansion projects in developing markets overseas and rural communities throughout the United States, since he founded it in 2003.
Currently serves on the Industry Trade Advisory Committee on Small and Minority Business of the U.S. Department of Commerce/Office of the U.S. Trade Representative.

Has also served on the Board of Regents of University of Hartford, the board of directors of the Private Export Funding Corporation, the New England Advisory Council of the Federal Reserve Bank of Boston, and the Advisory Committee of the Export-Import Bank of the United States.

Class III Director (continuing directors not up for re-election at the Meeting)

Other
Directorships
Held by Director
			Principal	or Nominee for
		Term of Office	Occupation(s)	Director
	Position(s) Held	and Length of	During the Past	During the
Name, Address and Age(1)	with Company	Time Served	5 Years	Past 5 Years(2)

Interested Director
Robert D. Pomeroy, Jr. (59)(3)	Chairman of the Board of Directors, Chief Executive Officer	Class III Director since March 2010; Term Expires 2013	Chief Executive Officer of the Company since March 2010 and Chairman of the Board of the Company since July 2010. Managing Member and Chief Executive Officer of the Company’s Advisor since May 2003.	None.

Other
Directorships
Held by Director
			Principal	or Nominee for
		Term of Office	Occupation(s)	Director
	Position(s) Held	and Length of	During the Past	During the
Name, Address and Age(1)	with Company	Time Served	5 Years	Past 5 Years(2)

Independent Director
Christopher B. Woodward(61)	Lead Independent Director	Class III Director since July 2010; Term Expires 2013	Private investor and corporate finance-business advisor. During the period 2000 through May 2009, he held several domestic and global management positions as a Director, CEO and CFO with Canterbury of New Zealand, a global sports apparel company.	None.

(1)	The business address of the nominees and other directors is c/o Horizon Technology Finance Management LLC, 76 Batterson Park Road, Farmington, CT 06032.

(2)	No director otherwise serves as a director of an investment company subject to the 1940 Act.

(3)	Mr. Pomeroy and Mr. Michaud are interested directors due to their position as officers of the Company and of Horizon Technology Finance Management LLC, our Advisor. Mr. Swanson is an interested person of the Company due to his ownership interest in Horizon Anchor Holdings, LLC, which we refer to as HAH. HAH owns 40% of our Advisor.

Corporate Governance

We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and the Company is committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations, as well as our own ethical standards of conduct.

Director Independence

NASDAQ corporate governance rules require listed companies to have a board of directors with at least a majority of independent directors. Under NASDAQ corporate governance rules, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our Board is required to complete an independence questionnaire designed to provide information to assist the Board in determining whether the director is independent under NASDAQ corporate governance rules, the 1940 Act and our corporate governance guidelines. An independence questionnaire was completed by each of member of our Board in connection with our initial public offering and the Board has relied on such questionnaires in making the determination of independence for each member. Our Board has determined that Mr. Bottiglieri, Mr. Mahoney, Mr. Silvers and Mr. Woodward are independent under the listing standards of the NASDAQ Global Select Market and the 1940 Act. Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board of Directors, the Chairman of the Nominating and Corporate Governance Committee and our Corporate Secretary of any change in circumstance that may cause his or her status as an Independent Director to change. The Board limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to Independent Directors.

Board of Directors’ Oversight Role in Management

The Board performs its risk oversight function primarily through (1) its two standing committees, which report to the entire Board and are comprised solely of Independent Directors and (2) monitoring by the Company’s Chief Compliance Officer in accordance with its compliance policies and procedures.

As described below in more detail under “Audit Committee” and “Nominating and Corporate Governance Committee,” the Audit Committee and the Nominating and Corporate Governance Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, including the annual audit of the Company’s financial statements and the Company’s systems of internal controls regarding finance and accounting; pre-approving the independent accountants’ engagement to render audit and/or permissible non-audit services; and evaluating the qualifications, performance and independence of the independent accountants. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s Stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Company’s management.

The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Company’s Chief Compliance Officer is required to prepare a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum (1) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the Independent Directors at least once each year.

The Company believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a business development company. Specifically, as a business development company, the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 200% immediately after each time it incurs issuance, and the Company generally must invest at least 70% of its total assets in “qualifying assets.” In addition, the Company elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code. As a RIC the Company must, among other things, meet certain income source and asset diversification requirements.

The Company believes that the extent of the Board’s and its committees’ roles in risk oversight complements the Board’s leadership structure. Because they are comprised solely of Independent Directors, the Audit Committee and the Nominating and Corporate Governance Committee are able to exercise their oversight responsibilities without any conflict of interest that might discourage critical questioning and review. Through regular executive session meetings with the Company’s independent auditors, Chief Compliance Officer and Chief Executive Officer or Chief Financial Officer, the Independent Directors have similarly established direct communication and oversight channels that the Board believes foster open communication and early detection of issues of concern.

The Company believes that the Board’s role in risk oversight must be evaluated on a case by case basis and that the current configuration and allocation of responsibilities among the Board and its committees with respect to the oversight of risk is appropriate. However, the Board and its committees continually re-examine the manner in which they administer their respective risk oversight functions, including through formal annual assessments of performance, to ensure that they meet the Company’s needs.

Board of Directors Composition and Leadership Structure

The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, four of the Company’s seven directors are Independent Directors; however the Chairman of the Board of Directors is an interested person of the Company. The Independent Directors believe that the combined position of Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company results in greater efficiencies in managing the Company by eliminating the need to transfer substantial information quickly and repeatedly between the Chief Executive Officer and the Chairman, and the ability to capitalize on the specialized knowledge acquired from the duties of the roles.

Our Chief Executive Officer, Robert D. Pomeroy, Jr., is chairman of our Board and an “interested person” under Section 2(a)(19) of the 1940 Act. Christopher B. Woodward is our lead independent director. Under our Bylaws, our Board is not required to have an independent chairman. Many significant corporate governance duties of our Board will be executed by committees of independent directors, each of which has an independent chairman. We believe that it is in the best interests of our Stockholders for Mr. Pomeroy to lead the Board because of his broad experience. As a co-founder of our Advisor, Mr. Pomeroy has demonstrated a track record of achievement on strategic and operating aspects of our business. While we expect that our Board will regularly evaluate alternative structures, we believe that, as a business development company, it is appropriate for one of our co-founders, Chief Executive Officer and a member of our Advisor’s investment committee to perform the functions of chairman of the board, including leading discussions of strategic issues we expect to face. We believe the current structure of our Board provides appropriate guidance and oversight while also enabling ample opportunity for direct communication and interaction between management and the Board.

Information About Each Director’s Experience, Qualifications, Attributes or Skills

Below is additional information about each director (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that each director possesses, and which the Board believes has prepared each director to be an effective Board director. The Board believes that the significance of each director’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of Board effectiveness. However, the Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them, and to interact effectively with Company management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s educational background, business, professional training or practice (e.g., finance, accounting or law), public service or academic positions, experience from service as a board member (including the Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations, and/or other life experiences. The Board and its Committees have the ability to engage other experts as appropriate. The Board will evaluate its performance on an annual basis.

Experience, Qualifications, Attributes and/or Skills that Led to the Board’s Conclusion that such Persons Should Serve as Directors of the Company

The Board believes that each director brings a strong and unique background and set of skills to our Board, giving our Board, as a whole, competence and experience in a wide variety of areas, including corporate governance and board service, executive management, finance, private equity, workout and turnaround situations, manufacturing and marketing. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.

Robert D. Pomeroy, Jr.

Mr. Pomeroy has been a Managing Member and the Chief Executive Officer of our Advisor since its formation. He has more than 35 years of experience in diversified lending and leasing, including positions in sales, marketing, and senior management. He has held the positions as chief executive officer or general manager of each organization that he has led since 1996. His responsibilities have included: accountability for the overall profit and loss of the organization, credit authority and credit committee oversight, strategic planning, human resource oversight including hiring, termination and compensation, reporting compliance for his business unit, investor relations, fund raising and all aspect of corporate governance. Mr. Pomeroy founded and has operated our Advisor, a technology lending management company. Prior to founding our Advisor, Mr. Pomeroy was the Senior Vice President of Financing for Science International, Inc., Executive Vice President of Transamerica Business Credit and the General Manager of its Technology Finance Division and President of GATX Ventures, Inc. This experience has provided him with extensive judgment, experience, skills and knowledge to make a significant contribution as Chairman of our Board and supporting its ability to govern our affairs and business.

Gerald A. Michaud

Mr. Michaud has been a Managing Member and the President of our Advisor since its formation. He has extensive knowledge and expertise in venture lending and has developed, implemented and executed on marketing strategies and products targeted at the venture-backed technology and life science markets for a period of over 20 years. In addition he has extensive knowledge in the formation of compensation plans for key employees involved in the marketing of venture loans. He is a member of our Advisor’s Credit Committee responsible for approving all investments made by the Company and oversight of our portfolio. He has held senior management positions with several technology lending organizations within public companies, including Transamerica Business Credit and GATX Ventures, Inc. As senior vice president and senior business development officer at Transamerica, he was responsible for more than $700 million in loan transactions. This experience, particularly with respect to marketing and business development, has provided Mr. Michaud with the judgment, knowledge, experience, skills and expertise that are likely to enhance our Board’s ability to manage and direct our affairs.

David P. Swanson

Mr. Swanson is a partner in Compass Group Management LLC and currently serves on the boards of directors of two privately held companies. With additional experience and knowledge gained from other board positions on various committees on private portfolio companies, he has a broad base of experience and skills to bring to our Board. Mr. Swanson has gained extensive experience as a partner with Compass Group Management LLC in evaluating and structuring transactions, completing due diligence, executing and closing on acquisitions and financings of operating companies as well as taking privately held companies public. Prior to joining Compass Group Management LLC, he gained experience in investment banking, including capital raising and business strategy and execution. Mr. Swanson will provide our Board with expertise in business and corporate governance matters and will assist the Board in its ability to manage and direct our affairs.

James J. Bottiglieri

Mr. Bottiglieri brings to our Board substantial experience in identifying, managing and resolving accounting, tax and other financial issues often encountered by public companies through his positions as the chief financial officer and a director of CODI, as well as a director for several of CODI’s subsidiary companies, and as the senior vice president/controller of WebMD. In addition, as the chief financial officer and director of a public company, CODI, Mr. Bottiglieri has developed an extensive understanding of the various periodic reporting requirements and corporate governance compliance matters that will assist the Board in managing and directing our affairs. This experience, particularly with respect to the areas of accounting and corporate governance, will provide our Board with expertise that will assist the Board in its ability to manage and direct our affairs.

Edmund V. Mahoney

Mr. Mahoney brings to our Board pertinent experience in portfolio management, as well as in-depth knowledge of investment advisor compliance, funds management, and performance measurement and pricing of investments. In addition, through his past experiences he has unique knowledge of international finance, as well as risk management strategies for foreign exchange and property and casualty operations. This vast experience, particularly in the areas of business, risk management and compliance matters that affect investment companies, will enhance our Board’s ability to manage and direct our affairs.

Brett N. Silvers

Mr. Silvers is a former chief executive officer and director of a public company and FDIC-insured bank. He brings to our Board extensive knowledge of domestic lending to small and midsize businesses. From his experience as the current chief executive officer of a commercial finance company, Mr. Silvers will provide the Board with specialized expertise in U.S. government guaranteed lending. His government and regulatory experience, garnered through his roles as a member of important advisory committees, councils and boards of directors relevant to our business, complements the Board’s oversight of our company and will enhance its ability to manage and direct our affairs.

Christopher B. Woodward

Mr. Woodward brings to our Board a deep understanding of corporate finance, including experience with private placements, public offerings, venture capital investing, international management and financial advising, and restructuring. Additionally, as a practicing CPA with a leading firm, Mr. Woodward gained extensive accounting and audit experience. Mr. Woodward has the financial and accounting expertise necessary to enhance the Board’s oversight of our company and its ability to manage and direct our affairs.

Board of Directors Meetings and Committees

Our Board has established an Audit Committee and a Nominating and Corporate Governance Committee. For the year ended December 31, 2010, the Board held three meetings, one Audit Committee meeting and one Nominating and Corporate Governance Committee meeting. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective Committees on which they served. The Company requires each director to make a diligent effort to attend all Board and Committee meetings, and encourages directors to attend the Annual Meeting of Stockholders.

Audit Committee

The members of the Audit Committee are Mr. Bottiglieri, Mr. Woodward and Mr. Silvers, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance rules. Mr. Bottiglieri serves as Chairman of the Audit Committee. The Audit Committee operates pursuant to an Audit Committee Charter approved by the Board. The charter sets forth the responsibilities of the Audit Committee, which include selecting or retaining each year an independent registered public accounting firm (the “auditors”) to audit the accounts and records of the Company; reviewing and discussing with management and the auditors the annual audited financial statements of the Company, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommending to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K; reviewing and discussing with management and the auditors the Company’s quarterly financial statements prior to the filings of its quarterly reports on Form 10-Q; pre-approving the auditors’ engagement to render audit and/or permissible non-audit services; and evaluating the qualifications, performance and independence of the auditors. The Audit Committee is also responsible for aiding our Board in fair value pricing of debt and equity securities. The Board and Audit Committee use the services of an independent valuation firm to help them determine the fair value of certain securities. The Company’s Board has determined that each of Mr. Bottiglieri, Mr. Woodward and Mr. Silvers qualify as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K under the Exchange Act. The Audit Committee Charter is available on the Company’s website (www.horizontechnologyfinancecorp.com).

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Mahoney, Mr. Silvers and Mr. Bottiglieri, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance rules. Mr. Mahoney serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our Stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website (www.horizontechnologyfinancecorp.com).

The Nominating and Corporate Governance Committee will consider Stockholder recommendations for possible nominees for election as directors when such recommendations are submitted in accordance with the Company’s Bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding director nominations. Nominations should be sent to John C. Bombara, Secretary, c/o Horizon Technology Finance Corporation, 76 Batterson Park Road, Farmington, Connecticut 06032. When submitting a nomination to the Company for consideration, a Stockholder must provide all information that would be required under applicable SEC rules to be disclosed in connection with election of a director, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of our Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders.

Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include compliance with the independence and other applicable requirements of the NASDAQ corporate governance rules and the 1940 Act, and all other applicable laws, rules, regulations and listing standards; the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter; and the knowledge, experience, integrity and judgment of each individual, the potential contribution of each individual to the diversity of backgrounds, experience and competencies which our Board desires to have represented, each individual’s ability to devote sufficient time and effort to his or her duties as a director, independence and willingness to consider all strategic proposals, any other criteria established by the Board and any core competencies or technical expertise necessary to staff the Board’s committees. In addition, the Nominating and Corporate Governance Committee will assess whether an individual possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their respective duties. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the Committee will consider such factors as it may deem are in the best interests of the Company and its Stockholders. Those factors may include a person’s differences of viewpoint, professional experience, education and skills, as well as his or her race, gender and national origin. In addition, as part of the Board’s annual-self assessment, the members of the Nominating and Corporate Governance Committee evaluates the membership of the Board and whether the Board maintains satisfactory policies regarding membership selection.

Compensation Committee

We do not have a compensation committee because our executive officers do not receive compensation from us.

Stockholder Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department at 76 Batterson Park Road, Farmington, Connecticut 06032 or by visiting the investor relations web page on our website at www.horizontechnologyfinancecorp.com. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to John C. Bombara, Secretary, c/o Horizon Technology Finance Corporation, 76 Batterson Park Road, Farmington, Connecticut 06032. All Stockholder communications received in this manner will be delivered to one or more members of the Board.

Information About Executive Officers Who are Not Directors

The following information pertains to our executive officers who are not directors of the Company.

Position(s) held
Name Address and Age(1)	with Company	Principal Occupation(s) During the Past 5 Years

Christopher M. Mathieu(45)	Senior Vice President, Chief Financial Officer and Treasurer	Senior Vice President, Chief Financial Officer and Treasurer of the Company since July 2010. Senior Vice President and Chief Financial Officer of Horizon Technology Finance Management LLC, our Advisor and an original member of the team that founded our Advisor’s predecessor in May 2003. Mr. Mathieu has been involved in the accounting, finance and venture debt industries for more than 22 years.
John C. Bombara(47)	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company since July 2010. Mr. Bombara is an original member of the team that founded the predecessor of our Advisor in May 2003 and has been its Senior Vice President, General Counsel and Chief Compliance Officer since that time. Mr. Bombara oversees all legal functions for our Advisor, including negotiating and documenting most of its investments. Mr. Bombara has more than 20 years of experience providing legal services to financial institutions and other entities and individuals.
Daniel S. Devorsetz(40)	Senior Vice President and Chief Credit Officer	Senior Vice President and Chief Credit Officer since July 2010. Mr. Devorsetz has been with our Advisor since October 2004 and has been its Senior Vice President and the Chief Credit Officer since that time. He is responsible for underwriting and portfolio management. Mr. Devorsetz has more than 10 years of financial services and lending experience, including spending the past nine years in the venture lending industry.

(1)	The business address of each of our executive officers is c/o Horizon Technology Finance Corporation, 76 Batterson Park Road, Farmington, CT 06032.

Code of Conduct and Codes of Ethics

We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times, and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct, which is posted on the Company’s website at www.horizontechnologyfinancecorp.com. The Code of Conduct applies to the Company’s directors, executive officers, officers, and their respective staffs.

We and our Advisor have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. We filed each Code of Ethics as an exhibit to our Annual Report on Form 10-K, filed with the SEC on March 15, 2011, and you may access it via the Internet site of the SEC at www.sec.gov or our website at www.horizontechnologyfinancecorp.com. We intend to disclose any material amendments to or waivers of required provisions of our Code of Conduct or the Code of Ethics on Form 8-K.

Compensation of Directors

Each of our independent directors will receive an annual fee of $35,000. Each member of the Audit Committee will be paid an annual fee of $7,500 and each member of each other committee will be paid an annual fee of $5,000. In addition, the chairman of the Audit Committee receives an additional annual fee of $10,000 and each chairman of any other committee receives an additional annual fee of $7,500 for their additional services, if any, in these capacities. Our lead independent director will also be paid an annual fee of $10,000. We will reimburse all our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. No compensation is expected to be paid to directors who are “interested persons” of the Company, as such term is defined in the 1940 Act.

Compensation of Directors and Executive Officers

The following table shows information regarding the compensation paid by us to our directors for the year ended December 31, 2010. No compensation is paid directly by us to any interested director or executive officer of the Company.

Pension or
Retirement
	Aggregate	Benefits
	Compensation	Accrued as
	from the	Part of Our	Total paid to
Name	Company(1)	Expense (2)	Director/Officer(2)

Independent Directors
James J. Bottiglieri	$9,689	None	$9,689
Edmund V. Mahoney	$8,004	None	$8,004
Brett N. Silvers	$8,004	None	$8,004
Christopher B. Woodward	$8,847	None	$8,847
Interested Directors
Robert D. Pomeroy, Jr.	None	None	None
Gerald A. Michaud	None	None	None
David P. Swanson	None	None	None
Executive Officers
Christopher M. Mathieu	None	None	None
John C. Bombara	None	None	None
Daniel S. Devorsetz	None	None	None

(1)	The amounts listed are for the period October 28, 2010 through the year ending December 31, 2010.

(2)	We do not have a profit sharing or retirement plan, and directors do not receive any pension or retirement benefits from us.

Certain Relationships and Related Party Transactions

We have entered into an investment advisory and management agreement (the “Investment Management Agreement”) with Horizon Technology Finance Management LLC, as our Advisor. Our Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Our investment activities are managed by our Advisor and supervised by our Board, the majority of whom are Independent Directors. Under our Investment Management Agreement, we have agreed to pay the Advisor an annual management fee based on our adjusted gross assets as well as an incentive fee based on our investment performance. Robert D. Pomeroy, Jr., our Chief Executive Officer, and Gerald A. Michaud, our President, are the Managing Members of the Advisor.

We have also entered into an administration agreement (the “Administration Agreement”) with Horizon Technology Finance Management LLC, as our Administrator. Under the Administration Agreement, we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of compensation and related expenses of our General Counsel and Secretary, Chief Compliance Officer, Chief Financial Officer and their respective staffs. In addition, pursuant to the terms of the Administration Agreement, Horizon Technology Finance Management LLC, as our Administrator, provides us with the office facilities and administrative services necessary to conduct our day-to-day operations.

The predecessor of the Advisor has granted us a non-exclusive, royalty-free license to use the name “Horizon Technology Finance.”

Prior to the completion of our initial public offering, our predecessor and wholly owned subsidiary, Compass Horizon Funding Company LLC, made a cash distribution to Compass Horizon Partners, LP of $18.0 million from net income and as a return of capital.

In October 2010, we entered into a registration rights agreement with respect to 2,645,124 shares acquired by Compass Horizon Partners, LP and HTF-CHF Holdings LLC in connection with the exchange of membership interests in Compass Horizon Funding Company LLC for shares of our Common Stock. As a result and subject to the terms and conditions of the registration rights agreement, at any time following 365 days after the completion of our initial public offering the holders of a majority-in-interest of the shares subject to the registration rights agreement (including permitted transferees) can require up to a maximum of three times that we file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale of all or a part of the shares. In addition, the registration rights agreement also provides for piggyback registration rights with respect to any future registrations of our equity securities and the right to require us to register the resale of their shares on a “shelf” Form N-2 at any time following 365 days after the completion of our initial public offering.

The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Codes of Ethics.

PROPOSAL 2: RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP (“McGladrey”) has been selected as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries at and during the Company’s year ending December 31, 2011. McGladrey was selected by the Audit Committee of the Company, and that selection was ratified by a majority of the Company’s Board, including all of the Independent Directors, by a vote cast in person. The Company does not know of any direct or indirect financial interest of McGladrey in the Company. Representative(s) of McGladrey will attend the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

The chart below sets forth the total amount billed to us by McGladrey & Pullen, LLP for services performed for the year ended December 31, 2010 and breaks down these amounts by category of service:

2010

Audit Fees(1)	$303,213
Audit-Related Fees(2)	14,190
Tax Fees(3)	—
All Other Fees(4)	—

Total	$317,403

(1)	“Audit Fees” are fees billed by McGladrey for professional services rendered for the audit of our year-end financial statements and services that are normally provided by McGladrey in connection with statutory and regulatory filings. Of the Audit Fees billed, $175,213 related to our N-2 Registration Statement filing during 2010. No fees were billed or incurred for the year ended December 31, 2009 as we were organized on March 16, 2010.

(2)	“Audit-Related Fees” are fees billed by McGladrey for audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	“Tax fees” are fees billed by McGladrey for professional services rendered in connection with tax compliance.

(4)	“Other Fees” are fees billed by McGladrey for products and services other than the services reported above.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by McGladrey. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF MCGLADREY & PULLEN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2011.

Audit Committee Report1

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2010.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and McGladrey & Pullen, LLP (“McGladrey”), the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of McGladrey’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with McGladrey matters relating to McGladrey’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 114 (Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee has discussed with McGladrey their independence from management and the Company, as well as the matters in the written disclosures received from McGladrey and required by Public Company Accounting Oversight Board Rule 3526 (Auditor Independence). The Audit Committee received a letter from McGladrey confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with McGladrey the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of McGladrey’s audits and all fees paid to McGladrey during the year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by McGladrey for the Company. The Audit Committee has reviewed and considered the compatibility of McGladrey’s performance of non-audit services with the maintenance of McGladrey’s independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. In addition, the Audit Committee has engaged McGladrey to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and has directed that the selection of McGladrey should be submitted to the Company’s Stockholders for ratification.

The Audit Committee
James J. Bottiglieri, Chair
Brett N. Silvers
Christopher B. Woodward

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3: AUTHORIZATION TO OFFER AND SELL SHARES OF
COMMON STOCK BELOW NET ASSET VALUE

Stockholder Authorization

The 1940 Act generally prohibits us, as a business development company (“BDC”), from offering and selling shares of our Common Stock at a price below the then current net asset value per share, or NAV, unless the policy and practice of doing so is approved by the Stockholders within one year immediately prior to any such sales. Shares of our Common Stock have a limited trading history and have traded at a price below their NAV since they have begun trading on the NASDAQ Global Market.

We are seeking Stockholder approval now to sell our shares below NAV in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The final terms of any such sales will be determined by the Board at the time of sale. Also, because we have no immediate plans to sell any shares of our Common Stock below NAV, it is impracticable to describe the transaction or transactions in which such shares would be sold. Instead, any transaction where we sell such shares of our Common Stock, including the nature and amount of consideration that would be received by us at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this proposal is approved, we will not solicit further authorization from the Stockholders prior to any such sale, and the authorization would be effective for shares sold during a period beginning on the date of Stockholder approval and expiring one year from such approval.

In a common stock offering, investors are offered an ownership interest in a corporation. Stockholders typically are entitled to vote on the selection of corporate directors and other important matters as well as to receive distributions on their holdings to the extent such distributions are declared.

Generally, common stock offerings by BDCs are priced based on the market price of the currently outstanding shares of common stock, less a discount of approximately 5%. Accordingly, even when shares of our Common Stock trade at a market price below NAV, the proposed Stockholder approval would permit us to offer and sell shares of our Common Stock in accordance with pricing standards that market conditions generally require. This Proxy Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

1940 Act Conditions for Sales below NAV

Our ability to issue shares of our Common Stock at a price below NAV is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that we may offer and sell shares of our Common Stock at prices below the then current NAV with Stockholder approval, provided that:

•	any such sales are approved by (1) a majority of our Independent Directors and (2) a majority of our directors who have no financial interest in the proposal as being in the best interests of us and our Stockholders; and

•	such a required majority of directors, in consultation with the underwriter of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of any firm commitment to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value for those securities, less any distributing commission or discount.

Without the approval of Stockholders to offer and sell shares of our Common Stock at prices below NAV, we would be prohibited from selling such shares to raise capital when the market price for our Common Stock is below NAV. Our shares have, for the most part, traded at a discount to NAV.

Board Approval

On March 10, 2011, the Board unanimously approved, and is recommending that the Stockholders vote in favor of, Proposal 3 to authorize us to offer and sell shares of our Common Stock at prices that may be less than NAV. The Board concluded that the proposal is in the best interests of us and our Stockholders. In doing so, the Board, including the Independent Directors, considered and evaluated factors including the following, as discussed more fully below:

•	possible long-term benefits to the Stockholders; and

•	possible dilution to our NAV.

Prior to approving Proposal 3, the Board met to consider and evaluate materials that our management provided on the merits of raising additional capital and publicly offering shares of our Common Stock at a price below NAV. Following such consideration and evaluation, the Board determined that it would be advantageous to the Company to have the ability to issue shares of our Common Stock below NAV. The Independent Directors also voted separately on the issues presented.

The Board has not yet drawn any definite conclusions regarding the size of a contemplated capital raise at this time. The Board expects that any increase in capital would be from a public offering of our Common Stock, or the possibility of one or more private placements. Additionally, our Common Stock could be issued as part of a purchase of assets, portfolios or other companies.

In determining whether or not to offer and sell Common Stock, the Board has a duty to act in our best interests and that of our Stockholders and must comply with the other requirements of Section 63(2) of the 1940 Act. If Stockholders do not approve Proposal 3, the Board will consider and evaluate our options to determine what alternatives are in our best interests and that of our Stockholders.

Possible Long-Term Benefits to Stockholders

The Board believes that having the flexibility for the Company to sell its Common Stock below NAV in certain instances is in the Company’s best interests and the best interests of Stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay dividends to Stockholders could be adversely affected. In reaching that conclusion, the Board considered the following possible benefits to our Stockholders:

Current Market Conditions Have Created Attractive Opportunities

Current market conditions have created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of Common Stock below NAV. Stockholder approval of this proposal, subject to the conditions detailed below, is expected to provide the Company with the flexibility to invest in such opportunities. We believe that current market conditions provide attractive opportunities to use capital.

Current market conditions also have beneficial effects for capital providers, including rational competition, favorable pricing of credit risk, and competitive capital structures and terms. Accordingly, we believe that we could benefit from access to capital in this credit market and that the current environment should provide attractive investment opportunities. Our ability to take advantage of these opportunities will depend upon our access to capital.

Greater Investment Opportunities Due to Larger Capital Resources

The Board believes that additional capital raised through an offering of shares of our Common Stock may help us generate additional deal flow. Based on discussions with our management, the Board believes that greater deal flow, which may be achieved with more capital, would enable us to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. With more capital to invest in portfolio opportunities, we intend to be a more meaningful capital provider to companies and to compete for high quality investment opportunities with other funds having greater resources than we do. Management has represented to the Board that such investment opportunities may be funded with proceeds of an offering of shares of our Common Stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.

Higher Market Capitalization and Liquidity May Make Our Common Stock More Attractive to Investors

If we issue additional shares, our market capitalization and the amount of our publicly tradable Common Stock will increase, which may afford all holders of our Common Stock greater liquidity. A larger market capitalization may make our stock more attractive to a larger number of investors who have limitations of the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase our trading volume, which could decrease the volatility in the secondary market price of our Common Stock.

Maintenance or Possible Increase of Dividends

A larger and more diversified portfolio could provide us with more consistent cash flow, which may support the maintenance and growth of our dividend. We generally distribute dividends to our Stockholders and last declared a pro-rated fourth quarter 2010 dividend of $0.22 per share of our Common Stock, paid on December 29, 2010. Although management will continue to seek to generate income sufficient to pay our dividends in the future, the proceeds of future offerings, and the investments thereof, could enable us to maintain and possibly grow our dividends, which may include a return of capital, in the future.

Reduced Expenses Per Share

An offering that increases our total assets may reduce our expenses per share due to the spreading of fixed expenses over a larger asset base. We must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on our size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

As a BDC and a RIC for tax purposes we must abide by certain requirements. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to Stockholders as dividends in order to maintain pass-through tax treatment. This requirement prevents us from using retained earnings to finance new investments. Further, in order to borrow money or issue preferred stock, BDCs must maintain a debt-to-equity ratio of not more than 1:1, which requires us to finance our investments with at least as much common equity as our combined outstanding debt and preferred stock. While we believe that we can continue to meet our obligations to pay dividends and maintain the requisite debt-to-equity ratio without raising capital, raising such capital could enable us to take advantage of new investment opportunities and build our investment portfolio, which could help us meet such regulatory obligations.

Exceeding the required 1:1 debt-to-equity ratio would have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although we do not currently expect that we will exceed the required 1:1 debt-to-equity ratio, the markets we operate in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write-downs, as well as unrealized write-downs based on the underlying performance of our portfolio companies, if any, will negatively impact our Stockholders’ equity and the resulting debt-to-equity ratio required for BDCs. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact our asset valuations, Stockholders’ equity and our debt-to-equity ratio. Issuing new equity will improve our debt-to-equity ratio.

In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen our balance sheet and give us more flexibility in our operations.

Trading History

The Company’s Common Stock has been quoted on The NASDAQ Global Market under the symbol “HRZN” since October 29, 2010. The following table lists the high and low closing sales price for the Company’s Common Stock, the closing sales price as a percentage of NAV, and quarterly dividends per share since shares of the Company’s Common Stock began being regularly quoted on The NASDAQ Global Market. On March 16, 2011, the last reported closing sale price of our Common Stock was $15.85 per share.

				High Sales	Low Sales
		Closing Sales Price		Price to	Price to	Declared
Period	NAV(1)	High	Low	NAV(2)	NAV(2)	Dividends

Year ending December 31, 2010
Fourth quarter*	$16.75	$15.59	$13.83	93%	83%	$0.22

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAV shown is based on outstanding shares at the end of such period.

(2)	Calculated as of the respective high or low closing sales price divided by the quarter end NAV.

*	From October 28, 2010 (initial public offering) to December 31, 2010.

There can be no assurance that the share price of the Company’s stock will be above NAV.

Conditions to Our Sale of Common Stock Below NAV

If Stockholders approve this proposal, we will sell shares of our Common Stock at a price below NAV, exclusive of sales compensation, only if the following conditions are met:

•	a majority of our Independent Directors who have no financial interest in the sale have approved the sale; and

•	a majority of such Independent Directors, who, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

Dilution

Before voting on this proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV of the issuance of shares of our Common Stock at a price less than NAV. Any sale of Common Stock at a price below NAV would result in an immediate dilution to existing Stockholders on a per share basis. This dilution would include reduction in the NAV as a result of the issuance of shares at a price below the NAV and a proportionately greater decrease in a Stockholder’s per share interest in the earnings and assets of the Company and per share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of shares at a price below the NAV and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of Common Stock below NAV.

The 1940 Act establishes a connection between market price and NAV because, when stock is sold at a market price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock at a price below NAV would dilute a Stockholder’s holdings of Common Stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase, or is unable to purchase, any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the Stockholder’s voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a Common Stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Board anticipates that the net proceeds to us will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions, typically 95% of the market price.

As previously discussed, the Board evaluated a full range of offering sizes. The following example indicates how an offering would immediately affect the NAV of our Common Stock based on the assumptions set forth below. It does not include any effects or influence on market share price due to changes in investment performance over time, dividend policy, increased trading volume or other qualitative aspects of the shares our Common Stock.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the actual level of market price decline below NAV per share that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV);

and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV).

		Example 1		Example 2		Example 3
		5% Offering		10% Offering		20% Offering
		at 5% Discount		at 10% Discount		at 20% Discount
	Prior to Sale	Following	%	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change	Sale	Change

Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

The discount to NAV is a result of market perception that moves the share price and thus NAV is only one determinant of market value. We expect the market price of shares of Common Stock will incorporate a discount or premium factor based on the market assessment of future earnings and the likelihood of those earnings supporting growth in our dividend yield.

Notwithstanding the dilutive effect of any equity financing on our NAV, the Board has considered our need to obtain additional capital for investment and other factors discussed in this Proxy Statement. With more capital to invest, the Board believes that we would be able to make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment, taken together with the other factors previously discussed, may be reflected positively in the market price of our shares and that such increases may exceed the initial dilutive effects that we are likely to experience in our NAV due to offerings of shares of our Common Stock in accordance with this proposal. In our view, the secondary market price of our Common Stock is an important gauge of the true economic impact on Stockholders of any equity offering.

Other Considerations

In reaching its recommendation to the Stockholders to approve Proposal 3, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of our Common Stock would increase the management fees that we pay to the Advisor as such fees are partially based on the amount of our gross assets. The Board and the Independent Directors concluded that the benefits to the Stockholders from increasing our capital base would outweigh any detriment from increased management fees, especially considering that the management fees would increase regardless of whether we offer shares of Common Stock below NAV or above NAV.

Potential Investors

We have not yet solicited any potential buyers of the shares that we may elect to issue in any future offering to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of us. However, members of our management and other affiliated persons may participate in a Common Stock offering on the same terms as others.

Required Stockholder Vote

If the Stockholders approve this proposal, during a one-year period commencing on the date of such approval, we will be permitted, but not required or otherwise obligated, to offer and sell newly issued shares of our Common Stock at a price below NAV at the time sold.

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting and (2) a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting that are not held by affiliated persons of us. For purposes of this proposal, the 1940 Act, defines “a majority of the outstanding voting securities of a company” as: (1) 67% or more of the voting securities present at the meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (2) more than 50% of the outstanding voting securities of such company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD, INCLUDING ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE FOR THIS PROPOSAL TO AUTHORIZE US TO OFFER AND SELL SHARES OF OUR COMMON STOCK AT A PRICE BELOW THEN CURRENT NAV.

OTHER BUSINESS

The Board knows of no other matter that is likely to come before the Meeting or that may properly come before the Meeting, apart from the consideration of an adjournment or postponement.

If there appears not to be enough votes for a quorum or to approve the proposals at the Meeting the Stockholders who are represented in person or by proxy may vote to adjourn the Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at www.horizontechnologyfinancecorp.com or without charge upon request. Please direct your request to Horizon Technology Finance Corporation, Attention: Investor Relations, 76 Batterson Park Road, Farmington, Connecticut 06032. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2012 Annual Meeting of Stockholders will be held in May 2012, but the exact date, time, and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing addressed to John C. Bombara, Secretary, c/o Horizon Technology Finance Corporation, 76 Batterson

Park Road, Farmington, Connecticut 06032. Notices of intention to present proposals, including nomination of a director, at the 2012 annual meeting must be received by the Company between          , 2011 and 5:00 p.m. Eastern Time on          , 2012. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chair. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Mr. John C. Bombara
Horizon Technology Finance Corporation
Chief Compliance Officer
76 Batterson Park Road
Farmington, Connecticut 06032

The Audit Committee Chair may be contacted at:

Mr. James J. Bottiglieri
c/o Horizon Technology Finance Corporation
Audit Committee Chair
76 Batterson Park Road
Farmington, Connecticut 06032

You are cordially invited to attend our Annual Meeting of Stockholders in person. Whether or not you plan to attend the Meeting, you are requested to please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or to vote via the Internet, so that you may be represented at the Meeting.

By Order of the Board of Directors,

John C. Bombara
Secretary

Farmington, Connecticut
          , 2011

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 76 BATTERSON PARK ROAD FARMINGTON, CT 06032 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends a vote nominee(s) on the line below. FOR the following: 0 0 0 1. Election of Directors Nominees 01 David P. Swanson 02 James J. Bottiglieri The Board of Directors recommends a vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the selection of McGladrey & Pullen, LLP as Horizon Technology Finance Corporation’s independent registered public 0 0 0 accounting firm for the fiscal year ending December 31, 2011. 3 To authorize us, with the approval of our Board of Directors, to sell shares of our Common Stock (during the next 12 months) 0 0 0 at a price below the then current net asset value per share, subject to certain limitations described in the Proxy Statement. For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 00000941171 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . HORIZON TECHNOLOGY FINANCE CORPORATION Annual Meeting of Stockholders May 5, 2011 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Robert D. Pomeroy, Jr. and Christopher M. Mathieu, or either one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all of the shares of Common Stock of Horizon Technology Finance Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Farmington Inn & Suites, located at 827 Farmington Avenue, Farmington, Connecticut 06032 on May 5, 2011 at 10:00 AM, Eastern Time, and at all adjournments thereof, as indicated on this proxy. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 00000941172 R1.0.0.11699